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Exhibit No. 21

                   SUBSIDIARIES OF THE PROGRESSIVE CORPORATION

                                                                  Jurisdiction
Name of Subsidiary                                                of Incorporation
------------------                                                ----------------
1890 Insurance Agency, Inc.                                       Wyoming
Airy Insurance Center, Inc.                                       Pennsylvania
Express Quote Services, Inc.                                      Florida
Garden Sun Insurance Services, Inc.                               Hawaii
Greenberg Financial Insurance Services, Inc.                      California
Husky Sun Insurance Services, Inc.                                Washington
Insurance Confirmation Services, Inc.                             Delaware
Lakeside Insurance Agency, Inc.                                   Ohio
Maryland Auto Insurance Solutions, Inc.                           Maryland
Mountainside Insurance Agency, Inc.                               Colorado
National Continental Insurance Company                            New York
Pacific Motor Club                                                California
PCIC Canada Holdings, Ltd.                                        Canada
   3841189 Canada Inc.                                            Canada
Progny Agency, Inc.                                               New York
Progressive Adjusting Company, Inc.                               Ohio
Progressive Agency Holdings Corp.                                 Ohio
Progressive Agency Holdings, Inc.                                 Delaware
   Progressive American Insurance Company                         Florida
       Bayside Underwriters Insurance Agency, Inc.                Florida
   Progressive Bayside Insurance Company                          Florida
   Progressive Casualty Insurance Company                         Ohio
       PC Investment Company                                      Delaware
       Progressive Gulf Insurance Company                         Mississippi
       Progressive Specialty Insurance Company                    Ohio
   Progressive Classic Insurance Company                          Wisconsin
   Progressive Consumers Insurance Company                        Florida
   Progressive Hawaii Insurance Corp.                             Ohio
   Progressive Michigan Insurance Company                         Michigan
   Progressive Mountain Insurance Company                         Colorado
   Progressive Northeastern Insurance Company                     New York
   Progressive Northern Insurance Company                         Wisconsin
   Progressive Northwestern Insurance Company                     Washington
   Progressive Preferred Insurance Company                        Ohio
   Progressive Security Insurance Company                         Louisiana
   Progressive Southeastern Insurance Company                     Florida
   Progressive West Insurance Company                             Ohio
Progressive Auto Pro Insurance Agency, Inc.                       Florida
Progressive Capital Management Corp.                              New York

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
Progressive Direct Holdings Inc.                                  Delaware
   Midland Financial Group, Inc.                                  Ohio
       Agents Financial Services, Inc. (40% owned)                Florida
       Progressive Home Insurance Company                         Ohio
       Specialty Risk Insurance Company                           Ohio
       Midland Risk Services, Inc.                                Tennessee
   Mountain Laurel Assurance Company                              Pennsylvania
   Progressive Auto Pro Insurance Company                         Florida
   Progressive Halcyon Insurance Company                          Ohio
   Progressive Marathon Insurance Company                         Ohio
   Progressive Max Insurance Company                              Ohio
   Progressive Paloverde Insurance Company                        Arizona
   Progressive Premier Insurance Company of Illinois              Ohio
   Progressive Universal Insurance Company of Illinois            Ohio
Progressive DirecTrac Service Corp.                               Texas
Progressive Express Insurance Company                             Florida
Progressive Insurance Agency, Inc.                                Ohio
Progressive Investment Company, Inc.                              Delaware
   RRM Holdings, Inc.                                             Delaware
Progressive Premium Budget, Inc.                                  Ohio
Progressive Resource Services Company                             Ohio
Progressive Specialty Insurance Agency, Inc.                      Ohio
Silver Key Insurance Agency, Inc.                                 Nevada
The Progressive Agency, Inc.                                      Virginia
The Progressive Insurance Foundation                              Ohio
United Financial Casualty Company                                 Ohio
United Financial Insurance Agency, Inc.                           Washington
Village Transport Corp.                                           Delaware
Wilson Mills Land Co.                                             Ohio
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Except as indicated, each subsidiary is wholly owned by its parent.